UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-35312 (Commission File No.)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 2, 2017, the Board of Directors (the “Board”) of Sunshine Heart, Inc. (the “Company”), pursuant to its powers under the Amended and Restated Bylaws of the Company, set the size of the Board at six (6) members and, pursuant to Article V Section A(5) of the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, and Article IV Section 18 of the Company’s Amended and Restated Bylaws, effective February 2, 2017, on the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Mr. Steve Brandt and Mr. Matthew E. Likens to fill the vacancies on the Board, with Mr. Brandt to serve as a Class I director and with Mr. Likens to serve as a Class II director.  Mr. Brandt will stand for re-election at the next annual meeting of the stockholders of the Company in 2017, and Mr. Likens will stand for re-election at the annual meeting of the stockholders of the Company in 2018.

Mr. Brandt is a senior executive with over 35 years of experience in the healthcare industry.  Mr. Brandt was employed by Thoratec Corporation from November 2004 to October 2015, serving as Vice President Global Sales and Marketing, Vice President of Global Sales and Vice President International Sales. Prior to Thoratec, Mr. Brandt was Vice President Sales & Marketing for CHF Solutions from October 2002 to November 2004 and Vice President Global Marketing, Cardiovascular Surgery Division for St. Jude Medical from November 2000 to October 2002. Mr. Brandt received his B.S. from Franklin Pierce College.

Mr. Likens is a principal at Likens Healthcare and Management Consulting, LLC.  He was the President and CEO of Ulthera, Inc. from 2006 to 2016. Prior to Ulthera, Mr. Likens was employed at GMP Companies, Inc. as President of GMP Wireless Medicine from 2001 to 2006 and Executive Vice President, Operations from 2001 to 2004.  Mr. Likens previously served in various capacities at Baxter Healthcare Corporation from 1978 to 2001, and was President of Baxter’s Renal U.S. business upon his departure in January, 2001.  Mr. Likens has a B.B.A. in Marketing from Kent State University.

There was no understanding or arrangement between either of Mr. Brandt or Mr. Likens and any other person pursuant to which Mr. Brandt or Mr. Likens was elected as a director.  Neither Mr. Brandt nor Mr. Likens is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee directors, Messrs. Brandt and Likens will participate in the compensation program applicable to all non-employee directors.  Under the Company’s non-employee director compensation policy, each non-employee director receives a base annual retainer of US$55,000 and an annual equity award with an aggregate value on the date of grant equal to $35,000.  Upon their appointment in accordance with the non-employee director compensation policy, the Company will automatically grant Messrs. Brandt and Likens an annual equity award with an aggregate value on the date of grant equal to the pro rata portion of the annual equity award, which pro rata portion reflects a reduction for each month prior to the date of grant that has elapsed since the preceding annual meeting of the Company’s stockholders, one-third of which will be issued in the form of an option and two-thirds of which will be issued in the form of a restricted stock unit award.

The foregoing is only a brief description of the material terms of our non-employee director compensation program, and is qualified in its entirety by reference to the description of our non-employee director compensation program under the heading “Board Matters — Director Compensation” in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 26, 2016 and incorporated herein in its entirety by reference.

A copy of the Company’s news release dated February 3, 2017 announcing the appointments of Mr. Brandt and Mr. Likens to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report by reference. The information in the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

On February 2, 2017, in connection with their appointments as directors, the Company entered into Indemnity Agreements with Messrs. Brandt and Likens in the form of our standard indemnity agreement, which was filed with the Securities and Exchange Commission on September 30, 2011 as Exhibit 10.1 to the Registration Statement on Form 10 and is incorporated herein in its entirety by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 3, 2017	SUNSHINE HEART, INC.

	By:	/S/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 3, 2017.